UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 24, 2009

Venture Financial Group, Inc.
(Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1495 Wilmington Dr.
PO Box 970
DuPont, Washington 98327
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 253-441-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant’s Certifying Accountant.

(a)  On July 24, 2009 Venture Financial Group, Inc. (the “Company”) received written notice from Moss Adams, LLP (“Moss Adams”) stating that Moss Adams would not stand for reappointment to audit the Company’s financial statements and related Form 10-K for the year ending December 31, 2009. The Company has not yet filed its Form 10-K for the year ended December 31, 2008 or its quarterly report for the period ended March 31, 2009. In the letter, Moss Adams affirmed its intention to complete their engagement to audit the financial statements to be included in the Company’s 2008 Form 10-K, to review the Company’s first quarter interim financial statements to be included in its quarterly report for the period ended March 31, 2009 on Form 10-Q and to complete other 2008 audit-related and tax services pursuant to existing agreements.

The reports of Moss Adams on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2007 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the previous two fiscal years and through the date of this Current Report, there have been no disagreements with Moss Adams on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moss Adams, would have caused Moss Adams to make reference to the subject matter of such disagreements in their reports on the financial statements for such years. We have been advised by Moss Adams, that the Report of Independent Registered Public Accounting Firm for the period ended December 31, 2008 will include an explanatory paragraph expressing substantial doubt as to the Company’s ability to continue as a going concern due to the significant net loss from operations in 2008, deterioration in the credit quality of its loan portfolio, and the decline in its level of regulatory capital to support operations.

During the previous two fiscal years and through the date of this Current Report, there have been no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K except that Moss Adams advised the Company that as of December 31, 2008 there was a material weakness in the Company's internal control over financial reporting. Management of the Company concluded that the Company had ineffective operation of controls to ensure that non-routine, complex transactions and events were properly accounted for in a timely manner. During the course of preparing financial reports and related financial disclosures, material adjustments were identified and recorded in the Company books and records related to accounts associated with goodwill, deferred tax assets, other-than-temporary impairment of securities, and impaired loans.

Beginning with the conservatorship of Fannie Mae and Freddie Mac and continuing with the severe downturn in the local and national economy, the Company’s accounting department had a number of complex and non-routine transactions and events to analyze and process in preparing financial statements for the year ended December 31, 2008. The Company’s ability to respond to the growing complexities was compounded due to the death of one key member and the resignation of another key member of the accounting staff.

The Company continues to focus on the recapitalization of the Company both through the reduction of operating costs and through pursuing new investment capital. The Company has received letters of intent from parties who desire to invest in the Company, and remains engaged in active discussions with additional potential investors.

The Company provided Moss Adams with a copy of this disclosure and requested that Moss Adams furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Moss Adams’ letter, dated July 30, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)  The Audit Committee of the Company’s Board of Directors had previously commenced the process of engaging a new independent registered public accounting firm. No successor auditor has been selected or engaged as of the date of the filing of this Current Report.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
	16.1	Letter from Moss Adams LLP to the Securities and Exchange Commission, dated July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.
(Registrant)

Date: July 30, 2009	By:	/s/ James F. Arneson
James F. Arneson
President